Exhibit 23.1

           Consent of Independent Registered Public Accounting Firm


The Board of Directors of
LabOne, Inc.:

We consent to the use of our report dated March 1, 2004, with respect to the consolidated balance sheets of LabOne, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December, 31, 2003 annual report on Form 10-K of LabOne, Inc, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the prospectus. Our report on the consolidated financial statements contains an explanatory paragraph that describes the Company's adoption of Statement of Financial Accounting Standards No. 141, Business Combinations and No. 142, Goodwill and Other Intangible Assets.



                                   /s/KPMG LLP
Kansas City, Missouri
November 10, 2004